UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
December 6, 2005
KANSAS CITY SOUTHERN
(Exact name of company as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification Number)
427 West 12th Street, Kansas City, Missouri 64105
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(816) 983-1303
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 6, 2005, Kansas City Southern (“KCS”) announced that its largest shareholder, Grupo TMM, S.A., has priced a public offering of 9 million shares of KCS’ common stock at $23.25 per share. All shares are being sold by Grupo TMM. The offering is being made under KCS’ existing shelf registration statement. See the Press Release attached hereto as Exhibit 99.1 for further details.
Item 9.01 Financial Statements and Exhibits
(c) Exhibit 99.1 Press Release issued by Kansas City Southern dated December 6, 2005, entitled “Kansas City Southern Announces Pricing of Common Stock Offering By Grupo TMM, S.A.” is attached hereto as Exhibit 99.1

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern
December 6, 2005	By:	/s/ PAUL J. WEYANDT
Paul J. Weyandt
Senior Vice President - Finance & Treasurer